Rev. 10/2001









                                SERVICE AGREEMENT


                                       FOR


                           SUB-TRANSFER AGENT SERVICES


                                       TO


                            PIONEER HIGH INCOME TRUST

         THIS SUB-TRANSFER AGENT AGREEMENT (this "Agreement") between Pioneer Investment Management Shareholder Services, Inc., a Massachusetts corporation and Member of the UniCredito Italiano Banking Group, Register of Banking Groups ("Client"), and Mellon Investor Services LLC, a New Jersey limited liability company ("Mellon"), is dated as of April 24, 2002.

1. APPOINTMENT. Client is the transfer agent for Pioneer High Income Trust, a Delaware business trust (the "Trust"). Client appoints Mellon as sub-transfer agent, registrar and dividend disbursing agent for the Trust and Mellon accepts such appointment in accordance with the following terms and conditions for all authorized Trust shares of each class of stock listed in EXHIBIT A hereto (the "Shares").

2.       TERM OF AGREEMENT.

         (a) This Agreement shall commence on the date hereof and shall continue for a term of three years (the "Initial Term"). Unless either party gives written notice of termination of this Agreement at least 60 days prior to the end of the Initial Term, this Agreement shall automatically renew for an additional, successive one-year terms. Notwithstanding the preceding sentences, this Agreement will automatically terminate without penalty if the Trust terminates the transfer agency agreement between the Trust and Client.

         (b) Prior to termination of this Agreement, Client must provide Mellon with written instructions as to the disposition of records, as well as any additional documentation reasonably requested by Mellon. Except as otherwise expressly provided in this Agreement, the respective rights and duties of Client and Mellon under this Agreement shall cease upon termination of the appointment, provided that, if necessary in order to accommodate orderly conversion of shareholder records to a new sub-transfer agent, the parties obligations under this Agreement shall continue until such conversion is completed.

3. DUTIES OF MELLON. Mellon will provide the services listed in EXHIBIT B hereto, in the performance of its duties as transfer agent, registrar, and dividend disbursing agent.

4. REPRESENTATIONS AND WARRANTIES OF CLIENT. (a)Client has obtained the following represents, warrants and covenants from the Trust as to which Mellon is specifically authorized to rely:

         (i) the Shares issued and outstanding on the date hereof have been duly authorized, validly issued and are fully paid and are non-assessable; and any Shares to be issued hereunder, when issued, shall have been duly authorized, validly issued and fully paid and will be non-assessable;

         (ii) the Shares issued and outstanding on the date hereof (other than shares issued to Pioneer Investment Management, Inc. in connection with the initial capitalization of the Trust) have been duly registered under the Securities Act of 1933, as amended, and such registration has become effective, or are exempt from such registration; and have been duly registered under the Securities Exchange Act of 1934, as amended, or are exempt from such registration;

         (iii) any Shares to be issued hereunder, when issued shall have been duly registered under the Securities Act of 1933, as amended, and such registration shall have become effective or shall be exempt from such registration; and shall have been duly registered under the Securities Exchange Act of 1934, as amended, or shall be exempt from such registration;

         (iv) the Trust has paid or caused to be paid all taxes, if any, that were payable upon or in respect of the original issuance of the Shares issued and outstanding on the date hereof; and

(v) the execution and delivery of this Agreement, and the issuance and any subsequent transfer of the Shares hereunder, do not and will not conflict with, violate, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, the charter or the by-laws of the Trust, any law or regulation, any order or decree of any court or public authority having jurisdiction, or any mortgage, indenture, contract, agreement or undertaking to which the Trust is a party or by which it is bound.

(b)Client represents, warrants and covenants to Mellon that:

 (i) the execution and delivery of this Agreement does not and will not conflict with, violate, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, the charter or the by-laws of Client, any law or regulation, any order or decree of any court or public authority having jurisdiction, or any mortgage, indenture, contract, agreement or undertaking to which Client is a party or by which it is bound; and this Agreement is enforceable against Client in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the enforcement of creditors' rights generally; and

 (ii) Client agrees to provide the documentation and notifications listed in EXHIBIT C hereto. Client further agrees to deliver an opinion of counsel as provided in Exhibit C, Section 7(a) and (b) upon any future original issuance of Shares for which Mellon will act as sub-transfer agent hereunder.

5. COMPENSATION AND EXPENSES. Client shall compensate Mellon for its services hereunder in accordance with the fee schedules listed in EXHIBIT D hereto. After the Initial Term, such fees may be adjusted annually, on or about each anniversary date of this Agreement, by the annual percentage of change in the latest Consumer Price Index of All Urban Consumers (CPI-U) United States City Average, as published by the U.S. Department of Labor, Bureau of Labor Statistics plus one half percent (0.5%). In accordance with EXHIBIT D hereto, Client shall reimburse Mellon for all reasonable expenses, disbursements or advances incurred by it in accordance herewith. All amounts owed to Mellon hereunder are due upon receipt of the invoice. Delinquent payments are subject to a late payment charge of one and one half percent (1.5%) per month commencing sixty (60) days from the invoice date. Client agrees to reimburse Mellon for any attorney's fees and any other costs associated with collecting delinquent payments.

6.       SCOPE OF AGENCY.

         (a) Mellon shall act solely as agent for Client under this Agreement and owes no duties hereunder to any other person. Mellon undertakes to perform the duties and only the duties that are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against Mellon.

         (b) Mellon may rely upon, and shall be protected in acting or refraining from acting in reliance upon, (i) any Client communication authorized by this Agreement, (ii) any communication from any predecessor Transfer Agent or co-Transfer Agent or from any Registrar (other than Mellon), predecessor Registrar or co-Registrar, and (iii) any other written instruction, notice, request, direction, consent, report, certificate, or other instrument, paper, document or electronic transmission believed by Mellon to be genuine and to have been signed or given by the proper party or parties. In addition, Mellon is authorized to refuse to make any transfer it deems improper.

         (c) Mellon may consult with counsel (including internal counsel) whose advice shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon provided Mellon informs Client in advance of its intention to do so.

         (d) Any instructions given by Client to Mellon orally shall be confirmed in writing by Client as soon as practicable. Mellon shall not be liable or responsible and shall be fully authorized and protected for acting, or failing to act, in accordance with any oral instructions which do not conform with the written confirmation received in accordance with this Section 6(d).

         (e) Mellon may perform any of its duties hereunder either directly or by or through agents or attorneys. Mellon shall be liable for any misconduct or negligence on the part of any agent or attorney appointed by Mellon hereunder.

         (f) Mellon shall not be obligated to take any legal action hereunder; if, however, Mellon determines to take any legal action hereunder, and, where the taking of such legal action might in Mellon's judgment subject or expose Mellon to any expense or liability, Mellon shall not act unless it shall have been furnished with an indemnity mutually agreed upon by Mellon and Client.

7. INDEMNIFICATION. Client shall indemnify Mellon for, and hold it harmless against, any loss, liability, claim or expense ("Loss") arising out of or in connection with its duties under this Agreement or this appointment, including the costs and expenses of defending itself against any Loss or enforcing this Agreement, except to the extent that such Loss shall have been determined by a court of competent jurisdiction to be a result of Mellon's gross negligence or intentional misconduct.
8.       LIMITATION OF LIABILITY.

         (a) In the absence of gross negligence or intentional misconduct on its part, Mellon shall not be liable for any action taken, suffered, or omitted by it or for any error of judgment made by it in the performance of its duties under this Agreement. In no event will Mellon be liable for special, indirect, incidental or consequential loss or damages of any kind whatsoever (including but not limited to lost profits), even if Mellon has been advised of the possibility of such damages. Any liability of Mellon will be limited in the aggregate to an amount equal to twelve (12) times the flat monthly fee to be paid by Client as set forth in EXHIBIT D hereto.

         (b) In the event any question or dispute arises with respect to Mellon's duties hereunder, Mellon shall not be required to act or be held liable or responsible for its failure or refusal to act until the question or dispute has been (i) judicially settled (and, if appropriate, Mellon may file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction that is binding on all parties interested in the matter and is no longer subject to review or appeal, or (ii) settled by a written document in form and substance satisfactory to Mellon and Client and executed by Client. In addition, Mellon may require for such purpose, but shall not be obligated to require, the execution of such written settlement by parties that may have an interest in the settlement.

9. FORCE MAJEURE. Mellon shall not be liable for any failures, delays or losses, arising directly or indirectly out of conditions beyond its reasonable control, including, but not limited to, acts of government, exchange or market ruling, suspension of trading, work stoppages or labor disputes, civil disobedience, riots, rebellions, electrical or mechanical failure, computer hardware or software failure, communications facilities failures including telephone failure, war, fires, earthquakes, storms, floods, acts of God or similar occurrences.

10. MARKET DATA. Client acknowledges that Mellon may provide real-time or delayed quotations and other market information and messages ("Market Data"), which Market Data is provided to Mellon by certain national securities exchanges and associations who assert a proprietary interest in Market Data disseminated by them but do not guarantee the timeliness, sequence, accuracy or completeness thereof. Client agrees and acknowledges that Mellon shall not be liable in any way for any loss or damage arising from or occasioned by any inaccuracy, error, delay in, omission of, or interruption in any Market Data or the transmission thereof.

11. NOTICES. All notices, demands and other communications given pursuant to the terms and provisions hereof shall be in writing, shall be deemed effective on the date of receipt, and may be sent by facsimile, overnight delivery services, or by certified or registered mail, return receipt requested to:

If to Client:                             with an additional copy to:

Pioneer Investment Management             Pioneer Investment Management USA Inc.
Shareholder Services, Inc.                60 State Street
One Cabot Road                            Boston, MA 02109
Medford, MA 02155                         Attn:  General Counsel
Attn:  Peggy Schooley                     Tel:  617-422-4980
Tel:  781-                                Fax:  617-422-4223
Fax:  781-


If to Mellon:                             with an additional copy to:

Mellon Investor Services LLC              Mellon Investor Services LLC
[Regional Office Address]                 Overpeck Centre
Attn: Relationship Manager                85 Challenger Road
Tel:                                      Ridgefield Park, NJ  07660
Fax:                                      Attn: Legal Department
                                          Tel: 201-373-7155
                                          Fax: 201-373-7166


12.      SUBMISSION TO JURISDICTION; FOREIGN LAW.

         (a) Client hereby irrevocably submits to the non-exclusive jurisdiction of any the Commonwealth of Massachusetts court sitting in Boston or the United States District Court for the -[______] District of Massachusetts and any appellate court from any thereof in any action or proceeding arising out of or relating to this Agreement, and Client hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Commonwealth of Massachusetts court or in such United States Federal court. The Client hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding or a defense based on the grounds of jurisdiction with respect thereto. The Client agrees that, to the fullest extent permitted by applicable laws, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         (b) Mellon is not required hereunder to comply with the laws or regulations of any country other than the United States of America or any political subdivision thereof. Mellon may, with Client's prior approval, such approval not to be unreasonably withheld, consult with foreign counsel, at Client's expense, to resolve any foreign law issues that may arise as a result of Client or the Trust being subject to the laws or regulations of any foreign jurisdiction.

13.      MISCELLANEOUS.

         (a) AMENDMENTS. This Agreement may not be amended or modified in any manner except by a written agreement signed by both Client and Mellon. Client and Mellon agree to enter into discussions to amend the Fee Schedule (EXHIBIT D) if the number of shareholders increases or decreases by more than 7% in any 12 month period or the nature of services provided materially changes.

         (b) GOVERNING LAW. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts , without regard to principles of conflicts of law.

         (c) SURVIVAL OF TERMS. Sections 5, 7 and 8 hereof shall survive termination of this Agreement.

         (d) ASSIGNMENT. This Agreement may not be assigned, or otherwise transferred, in whole or in part, by either party without the prior written consent of the other party, which the other party will not unreasonably withhold, condition or delay. Any attempted assignment in violation of the foregoing will be void.

         (e) HEADINGS. The headings contained in this Agreement are for the purposes of convenience only and are not intended to define or limit the contents of this Agreement.

         (f) SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is found to violate a law, it will be severed from the rest of the Agreement and ignored.

         (g) COUNTERPARTS. This Agreement may be executed manually in any number of counterparts, each of which such counterparts, when so executed and delivered, shall be deemed an original, and all such counterparts when taken together shall constitute one and the same original instrument.

         (h) ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and merges all prior written or oral communications, understandings, and agreements with respect to the subject matter of this Agreement. The parties acknowledge that the Exhibits hereto are an integral part of this Agreement.

         (i) BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give any person or entity other than Mellon and Client any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of Mellon and Client.

              [The remainder of this page has been intentionally left blank. Signature page follows.]


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year above written.



PIONEER INVESTMENT MANAGEMENT SHAREHOLDER SERVICES, INC.

By:
Name:
Title:





MELLON INVESTOR SERVICES LLC

By:
Name:
Title:

                                                                       Exhibit A


                         STOCK SUBJECT TO THE AGREEMENT


                                                                                       Number of Authorized
                                                            Number of Authorized        Shares Reserved for
                                                              Shares Issued and        Future Issuance Under
                                                           Outstanding (including       Existing Agreements
       Class of Stock            Number of Authorized         Treasury Shares)
                                        Shares
           Common

                                                                       Exhibit B


                             SERVICES TO BE PROVIDED

Certain of the following services (marked with an asterisk below) may be provided by a sub-administrator to the Trust.

ACCOUNT MAINTENANCE FUNCTIONS

o Opening new accounts
o Posting debits and credits
o Maintaining certificate history
o Placing and releasing stop transfer notations
o Consolidating accounts
o Coding accounts requiring special handling (e.g. "bad address," "do not mail," "VIP," etc.)
o Processing address changes
o Responding to shareholder correspondence
o Providing a toll-free phone number for shareholder inquiries
o Obtaining and posting Taxpayer Identification Number certifications pursuant to IDTCA regulations
o Maintaining inactive accounts for the purpose of research and tax reporting
o Closing (purging) inactive accounts that meet selective criteria
o Providing Client and Trust's shareholders with on-line access to shareholder records
o Training on all aspects of Mellon's stock transfer system



SECURITY ISSUANCE FUNCTIONS
o Qualifying under the rules of the NYSE and NASDAQ/AMEX to act in the dual capacity as sub-transfer agent and registrar
o Maintaining mail and window facilities for the receipt of transfer requests
o Maintaining and securing unissued certificate inventory and supporting documents
o Examining issuance or transfer requests to ensure that proper authority is being exercised
o Verifying (to the extent possible) that surrendered certificates are genuine and have not been altered
o Verifying that original issuances are properly authorized and have necessary regulatory approval
o In connection with requests for transfer, verifying that Shares issued equal the amount surrendered
o Place and remove stop orders on Shares
o Verifying that no stop orders are held against Shares submitted for transfer
o Issuing and registering new securities
o Recording canceled and issued securities
o Canceling surrendered certificates
o Delivering completed transfers
o Processing restricted and legal transfers upon presentment of appropriate supporting documentation
o Preparing daily transfer or management summary journals
o Replacing lost, destroyed or stolen certificates provided that Mellon is in receipt of (a) evidence acceptable to it of the loss, theft or destruction, and (b) a surety bond acceptable to Mellon sufficient to indemnify and hold it and Client harmless (charge imposed on shareholder)


PROXY AND ANNUAL MEETING FUNCTIONS*
o Assisting in annual meeting planning
o Processing and mailing proxy material and Annual Report
o Tabulating physical proxies (both scanner and manual) returned by shareholders
o Identifying shareholders who will attend the Annual Meeting
o Providing Inspector(s) of Election for the Annual Meeting
o Supporting efforts of any proxy solicitor
o Preparing certified list of record date holders
o Preparing report of final vote
o Providing remote access to proxy tabulation system
o Maintaining an automated link with (i) DTC to redistribute record date Cede & Co. share positions to participants and (ii) ADP to receive transmissions of broker votes
o Processing omnibus proxies for respondent banks

CASH DIVIDEND DISBURSEMENT FUNCTIONS

o Up to four quarterly dividends per fiscal year
o Preparing and mailing checks
o Reconciling checks
o Preparing payment register in list form
o Withholding and filing taxes for non-resident aliens and others o Filing federal tax information returns
o Processing "B" and "C" notices received from the IRS o Mailing required statements (Form 1099DIV or Form 1042) to registered holders
o Maintaining stop payment files and issuing replacement checks
o Maintaining separate dividend addresses
o Receiving, verifying and posting funds to cover entire dividend distribution on mailing date of checks

DIVIDEND REINVESTMENT SERVICES

o Opening and maintaining participant accounts
o Processing reinvestment and optional cash payments
o Preparing participant statements of account, after each transaction, showing activity for current period o Processing liquidations and terminations according to plan specifications
o Providing periodic investment reports to Client
o Preparing Form 1099B to report sale proceeds

ESCHEATMENT SERVICES

o Taking all necessary steps to establish compliance with the unclaimed property requirements of all jurisdictions that may have a claim on escheatable property held by your organization
o Identifying specific records and property subject to reporting based upon current state statutes, rules, and regulations
o Executing state mandated due diligence mailings for lost property owners as required, organizing records into acceptable formats for reporting, and remitting property due each state when and as required
o Obtaining penalty and interest release agreements and indemnification from future claim agreements (on property remitted) from the states that offer such agreements
o Identifying all property that has become escheatable since the last filing date
o Reviewing the applicable state regulations to determine if there have been any changes in reporting procedures
o Reporting and remitting to each state when and as required
o Executing a mailing to all accounts with uncashed checks or RPO certificates as required by state laws o Executing SEC mandated lost shareholder database searches

OTHER SERVICES  (OPTIONAL SERVICES - SUBJECT TO ADDITIONAL FEES)*:

o ACH, Direct Deposit Services
o Bank/Broker Distributions
o Cash Dividends
o Confidential Proxy Voting
o Corporate Stock Buy-Backs
o Custodial Services
o Direct Purchase & Dividend Reinvestment Services
o Direct Registration System/Profile Services
o Dividends - special dividends (allowance of twelve yearly)
o Solicitation, processing and maintenance of consents for electronic distribution of materials
o Electronic distribution of material
o Electronic Proxy Voting (e.g. telephone, internet, intranet)
o Employee Stock Option Plan administration
o Employee Stock Purchase Plan Administration
o Escrow Services
o Exchanges or Tender Offers
o Foreign Tax Re-claim
o Solicitation, processing and maintenance of consents for delivery of materials to households
o Logistics services including document transportation, fulfillment, printing and media placement
o Mailing Quarterly or Periodic Reports
o Maintaining Mail Lists
o Odd-Lot Programs
o Proxy Solicitation
o Secondary Offerings or Closings
o Special Meetings
o Standby Rights Agency
o Stock Splits and Stock Dividends
o StockWatch (beneficial owner identification)
o Subscription Agent Services
o Survey Tabulation
o Warrant Agency

                                                                       Exhibit C

              DOCUMENTS AND NOTIFICATIONS TO BE DELIVERED TO MELLON

                        UPON EXECUTION OF THIS AGREEMENT


Client shall provide Mellon with the following:

1. An adequate supply of Share certificates.

2. A copy of the resolutions adopted by the Board of Trustees of the Trust appointing Client as Transfer Agent and authorizing the appointment of Mellon as Sub-Transfer Agent and/or Registrar and Dividend Disbursing Agent, as the case may be, duly certified by the Secretary or Assistant Secretary of The Trust under the corporate seal.

3. A copy of the Declaration or Trust of the Trust, and all amendments thereto, certified by the Secretary of State of the state of incorporation.

4. A copy of the By-laws of the Trust s amended to date, duly certified by the Secretary of the Trust under the corporate seal.

5. A certificate of the Secretary or an Assistant Secretary of the Trust, under its corporate seal, stating that:

         a) this Agreement has been executed and delivered pursuant to the authority of the Trust's Board of Trustees;

         b) the attached specimen Share certificate(s) are in substantially the form submitted to and approved by the Trust's Board of Trustees for current use and the attached specimen Share certificates for each Class of Stock with issued and outstanding Shares are in the form previously submitted to and approved by the Trust's Board of Trustees for past use;

         c) the attached list of existing agreements pursuant to which Shares have been reserved for future issuance specifying the number of reserved Shares subject to each such existing agreement and the substantive provisions thereof, is true and complete, or no Shares have been reserved for future issuance.

         d) each shareholder list provided is true and complete (such certification may state that it is based upon the certification of the predecessor Transfer Agent or predecessor Registrar that prepared the list) or no Shares are outstanding;

         e) the name of each stock exchange upon which any of the Shares are listed and the number and identity of the Shares so listed;

         f) the name and address of each co-Transfer Agent, Registrar (other than Mellon) or co-Registrar for any of the Shares and the extent of its appointment, or there are no co-Transfer Agents, Registrars (other than Mellon) or co-Registrars for any of the Shares; and

         g) the officer(s) of Client, who executed this Agreement as well as any certificates or papers delivered to Mellon pursuant to this Agreement, were validly elected to, and the incumbents of, the offices they purported to hold at the time of such execution and delivery, and that their signatures on all documentation are genuine; and upon which is subscribed a certificate of an officer of Client, other than the officer executing the certificate of the Secretary, stating that the person who executed the certificate of the Secretary was validly elected to, and is the Secretary or an Assistant Secretary of Client and that his signature on the certificate is genuine.

6. A shareholder list, preferably in machine readable format, certified as true and complete by the person preparing the list, for the issued and outstanding Shares, setting forth as to each holder, his/her name and address, tax identification number certified by the shareholder pursuant to requirements of the Internal Revenue Code and applicable regulations, the number of Shares held, the Share certificate numbers and the existence of any stop orders or other transfer restrictions.

7. Opinion of counsel for The Trust, addressed to Mellon, to the effect that:

         a) the Shares issued and outstanding on the date hereof have been duly authorized, validly issued and are fully paid and are non-assessable;

         b) the Shares issued and outstanding on the date hereof have been duly registered under the Securities Act of 1933, as amended, and such registration has become effective, or are exempt from such registration; and have been duly registered under the Securities Exchange Act of 1934, as amended, or are exempt from such registration;

         c) The Trust has paid or caused to be paid all taxes, if any, which were payable upon or in respect of the original issuance of the Shares issued and outstanding on the date hereof; and

         d) the execution and delivery of this Agreement and the issuance of the Shares do not and will not conflict with, violate, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, the charter or the by-laws of The Trust, any law or regulation, any order or decree of any court or public authority having jurisdiction, or any mortgage, indenture, contract, agreement or undertaking to which The Trust is a party.

8. A completed Internal Revenue Service Form 2678.


                             NOTIFICATION OF CHANGES

Client shall promptly notify Mellon of the following:

1. Any change in the name of the Trust, amendment of its declaration of trust or its by-laws;

2. Any change in the title of a Class of Stock from that set forth in the first column of Exhibit A;

3. Any change in the Number of Authorized Shares from that set forth in the second column of Exhibit A;

4. Any change in existing agreements or any entry into new agreements changing the Number of Authorized Shares Reserved for Future Issuance Under Existing Agreements from that listed in the fourth column of Exhibit A hereto;

5. Any change in the number of outstanding Shares subject to stop orders or other transfer limitations;

6. The listing or delisting of any Shares on any stock exchange;

7. The appointment after the date hereof of any co-Sub-Transfer Agent, Registrar (other than Mellon) or any co-Registrar for any of the Shares;

8. The merger of the Trust into, or the consolidation of the Trust with, or the sale or other transfer of the assets of Trust substantially as an entirety to, another person; or the merger or consolidation of another person into or with the Trust; and

9. Any other change in the affairs of Trust of which Mellon must have knowledge to perform properly its duties under this Agreement.

                                                                       Exhibit D
                                  FEE SCHEDULE


INITIAL TERM OF AGREEMENT:              THREE (3) YEARS
                                        ---------------

FEES NOT SUBJECT TO INCREASE:           THREE (3) YEARS
                                        ---------------
(DURING INITIAL TERM ONLY)

                                  SERVICE FEES

MONTHLY ADMINISTRATIVE FEE                                                                     $2,000
The above fee will be charged for all services listed in Exhibit B and will be subject to the following allowances:


             Number of active accounts maintained                                                1000
             Number of  mailings per year (including one enclosure)                                 4
             Number of reports or analyses                                                          5
             Number of lists or labels                                                              5
             Number of Inspectors of Election                                                       1
             Number of respondent bank omnibus proxies                                             10
             Number of certificates issued and book-entry credits                                 250
             Number of book-entry debits                                                          500
             Number of monthly shareholder calls handled via CSR                                   15
             Number of monthly shareholder calls handled via IVR                                   30
             Number of monthly Investor ServiceDirect transactions                                100
             Number of correspondence items per month                                              10
             Number of due diligence mailings to "lost" shareholders                              250




To the extent the above allowances are exceeded or activities occur, the following unit fees will apply:

                  For each active account maintained (per year)                                 $5.25
                  For each inactive account maintained                      40% of active account fee
                  For each option or restricted item processed                                 $25.00
                  For each legal item processed                                                $50.00
                  Mailings                                                               See Attached
                  Lists / Labels / Analyses                                              See Attached
                  For each additional Inspector of Election                                 $1,500.00
                  For each respondent bank omnibus proxy                                      $100.00
                  For each DWAC delivery                                                       $25.00
                  For each certificate issued or cancelled                                      $2.00
                  For each book-entry credit or debit posted                                    $1.50
                  For each shareholder telephone call via CSR                                   $5.25
                  For each shareholder telephone call via IVR                                   $1.50
                  For each correspondence responding to a shareholder                          $15.00
                  For each Investor ServiceDirect transaction                                   $1.50
                  For each stop maintained on a lost certificate (per month)                    $0.05
                  For each stop removed from a lost certificate                                 $0.05
                  For each stop placed on or removed from a restricted security                $50.00

FOR THE PURPOSES OF THIS AGREEMENT THE FOLLOWING DEFINITIONS APPLY:
1. Investor ServiceDirect (ISD) transactions will include any shareholder transaction initiated through ISD including, but not limited to, the following:

o        Purchasing or selling shares
o        Duplicate 1099 requests
o        Updating or changing consent to electronic delivery
o        Forms or document requests
o        Taxpayer certification
o        Certificate issuance
o        Update dividend reinvestment selection
o        Duplicate book entry statement
o        PIN change
2. Active and Inactive accounts will be defined as follows:

o Active accounts are defined as accounts with a share balance greater than zero or outstanding cash balances or taxable income that has not yet been reported to the Internal Revenue Service.
o Inactive accounts are defined as accounts with a share balance equal to zero and no outstanding cash balances and no taxable income to be reported to the Internal Revenue Service.

                  DIVIDEND REINVESTMENT PLAN - SCHEDULE OF FEES

----------------------------------------------- -------------------------- --------------------------- ------------------------
                   FEE ITEM                                        AMOUNT                              PAID BY
----------------------------------------------- -------------------------- --------------------------- ------------------------
Plan establishment fee                                          $5,000.00                              Client

Annual program administration fee                              $10,000.00                              Client

Fulfillment processing - mail                                       $1.25         Per request          Client
                                    -internet                       $5.00         Per request          Client

Reinvestment of Monthly dividend
     Per dividend                                   $1.60  / 5% of div to       per participant        Client
                                                             max of $3.50

     Reinvestment trading fee                                       $0.03          Per share           Participant

Purchase of shares with additional investment
     By check                                                       $5.00       Per transaction        Participant *
     By individual  debit of bank account                           $3.50       Per transaction        Participant *
     By automatic debit of bank account                             $2.00       Per transaction        Participant *
         Trading fee                                                 $.03          Per share           Participant *

Employee file purchases                                             $1.60         Per account          Client*
       For each payroll site                                      $100.00      Per file per cycle      Client

Sale of shares - full or fractional                                $15.00       Per transaction        Participant
     Trading fee                                                     $.12          Per share           Participant

Safekeeping                                                     No charge

Duplicate statement - prior year                                   $20.00         Per request          Participant

Insufficient funds or rejected automatic debit                     $35.00      per check or debit      Participant

Other services including but not limited to:             Per Stock Transfer Agency Contract             Client
     Certificate Issuance
     Transfer of shares
Out of pocket expenses including but not                             As incurred                        Client
limited to:
     800 number
     Forms/brochures
     Postage



                            LISTS / LABELS / ANALYSES

                                  FEE SCHEDULE


LISTS


     Per name listed                              $0.05


LABELS

     Per label printed                            $0.05


ANALYSES

     Per name passed on data base                 $0.02

     Per name listed in report                    $0.05


(Minimum charge for each of the above services will be $500.)








                                MAILING SERVICES

                                  FEE SCHEDULE


ADDRESSING

     Addressing mailing medium (per name)         $0.05


AFFIXING

     Affixing labels (per label)                  $0.04


INSERTING

     Inserting Enclosures (Machine)

         1st Enclosure (per piece)                $0.05

         2nd Enclosure (per piece)                $0.04

         Each Enclosure thereafter (per piece)    $0.03

     Inserting Enclosures (Manual)

         Charge will be determined based on analysis of work to be performed.


 (Minimum charge for any mailing will be $500.)

EXPENSES AND OTHER CHARGES


FEES AND OUT OF POCKET EXPENSES: The cost of stationery and supplies, including but not limited to transfer sheets, dividend checks, envelopes, and paper stock, together with any disbursement for telephone, postage, mail insurance, travel for annual meeting, link-up charges for ADP and tape charges from DTC are billed in addition to the above fees. All charges and fees, out of pocket costs, expenses and disbursements of Mellon are due and payable by Client upon receipt of an invoice from Mellon.

With respect to any shareholder mailing processed by Mellon, client shall, at least one business day prior to mail date, provide immediately available funds sufficient to cover all postage due on such mailing. For any dividend mailing, client shall, at least one business day prior to the mail date, also provide immediately available funds sufficient to pay the aggregate amount of dividends to be paid.

If Client participates in the Direct Registration System, Mellon will provide a "sell" feature for liquidation of book-entry shares held on behalf of a shareholder. Upon receipt of a sell request by the registered shareholder, Mellon Bank, N.A. will process the request and remit the proceeds to the shareholder in the form of a check (less the appropriate fees). The charge for each such sale is $15.00 plus $0.12 per share or, if applicable, the fees quoted in the Client's stock purchase and / or dividend reinvestment plan.


OFFERING ADMINISTRATION FEE: A minimum fee of $5,000 will be imposed for activities associated with initial public offerings (IPO's), secondary offerings and / or closings. The fee covers the coordination of efforts necessary between Mellon, the Client's underwriters, the banknote company and DTC in order to effect the closing. This fee will cover the issuance of up to 200 certificates and /or book-entry credits. Certificates and / or book-entry credits over this amount will be billed at $2.00 each. This fee is in addition to any fees Mellon may charge for coordination of selling shareholders, custody services and / or escrow services.


CONVERSION: There may be a charge for converting the Client's files to Mellon's system. Mellon will review the conversion requirements to determine if extraordinary efforts will be required to complete the conversion, such as account history conversion or file format conversion. Any charge will be discussed with the Client prior to work commencing. In addition, if an out-of-proof condition exists at the time of conversion, and such condition is not resolved within 90 days of such conversion, Client agrees to provide Mellon with funds or shares sufficient to resolve the out-of-proof condition promptly after the 90th day.


DECONVERSION FEE: In the event Client requests that Mellon provide records to a successor agent, in connection with the expiration or termination of this Agreement, Client shall pay Mellon a fee for deconversion services (e.g., providing shareholder lists and files, producing and shipping records, answering successor agent inquiries). This fee will be based on Mellon's then-current deconversion fee schedule. Mellon may withhold the Client's records, reports and unused certificate stock from a successor agent pending the Client's payment in full of all fees and expenses owed to Mellon under this Agreement.


LEGAL, TECHNOLOGICAL EXPENSES: Certain expenses may be incurred in resolving legal matters that arise in the course of performing services hereunder. This may result in a separate charge to cover Mellon's expenses (including the cost of external or internal counsel) in resolving such matters. Client agrees to reimburse Mellon for such expenses provided that any legal expenses charged to the Client relate directly and solely to Client legal matters and shall be reasonable.

In the event any Federal regulation and/or state or local laws are enacted which require Mellon to make any technological improvements and/or modifications to its current system, Client shall compensate Mellon, on a pro rata basis proportionate to the Client's registered shareholder base, for reasonable costs associated with making such required technological improvements and/or modifications; provided that Mellon use its best efforts to seek Client's approval at least 120 days' in advance of any such, such approval not to be unreasonably withheld.


RECORD STORAGE:  Monthly fee of $2.50 per box, with a minimum charge of $50.00.


LOST SHAREHOLDER SERVICES: A fee of $3.00 will be charged for each lost account searched per database searched. A fee of $2.50 will be charged per account for each state mandated due diligence mailing.


OTHER SERVICES: Fees for any services provided to Client by or on behalf of Mellon hereunder that are not set forth in EXHIBIT B hereto or in this EXHIBIT D will be based on Mellon's standard fees at the time such services are provided or, if no standard fees have been established, an appraisal of the work to be performed.